SHARE PURCHASE AGREEMENT

And PURCHASER QUESTIONAIRE

POWER3 MEDICAL PRODUCTS, INC.

DATE

POWER3 MEDICAL PRODUCTS, INC.

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (the “Agreement”) is entered into as of DATE by and among Power3 Medical Products, Inc., a New York Corporation (the “Company”) and the purchasers identified on Exhibit A on the date hereof (which entities are hereinafter collectively referred to as the “ Purchasers” and each individually as, a “ Purchaser”).  The Company is issuing investment shares (“Shares”) each consisting of one (1) Common stock share (the “Common Shares”) of the Corporation. The investors shall be issued common stock purchase warrants (the “Warrants”) in an amount equal to Forty percent (40%) of the number of common shares issued at Closing together with the Common Shares (the “Units”) on the following terms (the “Offering”):

The purchase price for each Share shall be Ten Cents ($0.10).

The exercise price of the Warrants shall be Fifteen Cents ($0.15)

The Warrants shall have a term of three (3) years from Closing.

The Shares may also be referred to as the “Securities”

RISK FACTORS

The Purchaser acknowledges and understands that, because of the speculative nature of this investment, he can lose the entire value of his investment. The purchaser also understands that the Shares will not be registered and therefore not freely tradable. Further, the Purchaser understands that the Company is in default upon certain of its debts, if not resolved, could have material adverse effects on the going concern status of the Company. For additional Risk Factors, see SEC Form 10-KSB, as of 12/31/06. The Company represents and warrants that the Risk Factors that will appear in its 12/31/07, when filed with the SEC, will be the same as those that are in the attached 12/31/06 Form 10-KSB, and further, that, as of the date of this Agreement, no additional Risk Factors would need to be added.

BACKGROUND

A. The Company engages in the early detection, monitoring and targeting of diseases through the analysis of proteins. Proteomics is the study and analysis of proteins. The Company’s business objective is to commercialize its intellectual property by focusing on disease diagnosis, protein and biomarkers identification and drug resistance in the areas of cancers, neurodegenerative and neuromuscular diseases (collectively, the “Business”). For a further description of the business, see SEC Form 10-KSB attached.

B The Company has authorized 35,000,000 Common Shares for sale and issuance to the Purchasers pursuant to this Agreement.

C. Each Purchaser desires to purchase the Shares set forth opposite its name on Exhibit A attached hereto on the terms and conditions set forth herein.

D The Company desires to issue and sell the Shares to each Purchaser on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1. AGREEMENT TO SELL AND PURCHASE.

1.1. Authorization of Shares. On or prior to the Closing (as defined in Section 2.1 below), the Company shall have authorized the sale and issuance of up to 35,000,000 Common Shares.

1.2. Sale and Purchase. Subject to the terms and conditions hereof without any adjustment to the Purchase Price or delivery of any additional consideration, and in reliance upon the representations, warranties and covenants contained herein, at the Closing, the Company hereby agrees to issue and sell to each Purchaser ,and each Purchaser, subject to the terms and conditions hereof and in reliance upon the representations, warranties and covenants contained herein, agrees to purchase from the Company, the number of Shares set forth opposite such Purchaser’s name.

1.3. Placement Agent Compensation. Upon the occurrence of each Closing (as hereinafter defined), the Company shall pay to the Placement Agent: (i) a placement agent fee in cash in an amount equal to 8.0% of the total gross proceeds received by the Company from the sale of the Securities, (ii) Warrants to purchase a number of shares of common stock of the Company equal to twelve and a half percent (12.5%) of the number of Securities sold by the Company in the offering at an exercise price equal to the sale price of the Shares and for a term of five years (the “Placement Agent Warrants”), and (iii) a 1% non-accountable expense allowance.

2. CLOSING, DELIVERY AND PAYMENT.

2.1. Closing. The closing of the sale and purchase of the number of shares (the “Closing”), shall take place at the Company’s office.

2.2. Delivery; Payment. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by the Purchasers, against payment of the full amount of the Purchase Price therefore in cash by wire transfer of immediately available funds made payable to the order of the Company or as it shall direct. Unless otherwise requested by any Purchaser, each Purchaser will receive at the Closing, as applicable, one (1) certificate registered in its name, for the (restricted) Common Shares purchased by it.

2.3. Use of Proceeds. The proceeds received by the Company at the Closing shall be used for general corporate purposes.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Purchasers that the statements made in this Section 3 are true and correct. As used herein, the term “Knowledge” means the knowledge of any officer of the Company, following such inquiries and investigations as would be deemed appropriate by a reasonable businessperson in the software industry in the prudent management of his or her business affairs.

3.1. Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Securities Exchange Act of 1934. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, and, to the extent applicable, to issue and sell the Securities, and to carry out the provisions of this Agreement and the Certificate and to carry on its business as currently conducted and as currently proposed to be conducted.

3.2. Subsidiaries. The Company does not have any Subsidiaries (as defined herein) other than those identified on Schedule 3.2. The Company does not own any ownership interest or profits interest in any other corporation, limited liability company, limited partnership or similar entity. Except as set forth on Schedule 3.2, the Company is not a participant in any joint venture, partnership or similar arrangement. For the purpose of this Agreement, “Subsidiaries” means, with respect to any Person (as defined below) (including the Company), any corporation, partnership, association or other business entity of which more than 50% of the issued and outstanding stock or equivalent thereof having ordinary voting power is owned or controlled by such Person, by one or more Subsidiaries or by such Person and one or more Subsidiaries of such Person. For purposes of this Agreement, “Person” means any individual, corporation, partnership, firm, joint venture, association, limited liability company, limited liability partnership, joint-stock company, trust, unincorporated organization or governmental entity.

3.3. Capitalization; Voting Rights. The authorized capital stock of the Company, immediately prior to the Closing, consists of: (i) 108,491,470 Class A Common Shares outstanding, plus (ii) 10,960,526 additional shares upon conversion of convertible debentures and notes, which would reduce the Company’s debt by $0.4 million (plus another 4,705,882 that could be issued, subject to a dispute with two convertible debenture holders) , plus (iii) 29,174,369 additional shares upon exercise of warrants and options, plus (iv) approximately 16,000,000 additional shares if management elects to covert its $1,899,816 of debt to the Company. Upon consummation of the purchase and sale of the Securities contemplated by this Agreement, all issued and outstanding shares of the Company’s Common Shares issued pursuant to this Agreement will be: (a) duly authorized, validly issued, fully paid and nonassessable, (b) issued in compliance with all applicable state and federal laws concerning the issuance of securities, and (c) free of any liens or encumbrances other than liens and encumbrances created by or imposed upon the Purchasers. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Shares or other securities to any Person (other than the Securities and the Company’s obligation to issue to the Placement Agent warrants representing the right to purchase an aggregate of 12.5% of the number of Shares issued pursuant to this Agreement) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. Except as described in the SEC Reports, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders. A complete list of stockholders of the Company that are officers, directors and individuals holding more than 5% of the outstanding Common Shares is included in the SEC Reports.

3.4. Authorization; Binding Obligations. All corporate actions by or on behalf of the Company necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Securities and the authorization and reservation of the Underlying Securities pursuant to the Certificate have been taken or will be taken prior to the Closing. This Agreement (assuming due execution and delivery by the Purchasers), when executed and delivered, will be valid and binding obligations of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws related to or affecting creditors rights generally. The sale of Securities is not subject to any preemptive rights or rights of first refusal that have not been properly waived. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement, including without limitation the sale, issuance and delivery of the Securities, have not resulted and will not result in (a) any violation of, or default under, or conflict with, or constitute, with or without the passage of time or the giving of notice or both, any violation of, or default under or give rise to any right of termination, cancellation or acceleration under (i) any term or provision of (A) the Certificate or bylaws, (B) any written contract, agreement, instrument, arrangement or understanding of the Company or any oral contract, agreement, instrument, arrangement or understanding that is legally binding on the Company, or (C) any judgment, order, writ, injunction or decree or any court, government agency or instrumentality of any arbitrator, in each case, to which the Company is a party or by which it or any of its properties or assets are bound or (ii) any statute, rule or regulation applicable to the Company or any of its properties or assets or (b) the creation of any mortgage, lien, pledge, encumbrance or charge upon any of the properties or assets of the Company.

3.5. Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (“Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the “SEC Reports”) in accordance with the time requirements of the Securities Act and the Exchange Act. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated hereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has advised the Purchasers that a correct and complete copy of each of the SEC Reports (together with all exhibits and schedules thereto and as amended to date) is available at http://www.sec.gov, a website maintained by the Commission where Investor may view the SEC Reports. The financial statements of the Company included in the SEC Reports (the "Financial Statements") comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended.

3.6. Liabilities. The Company does not have any debts, obligations or liabilities individually in excess of $25,000 or in excess of $250,000 in the aggregate (contingent or otherwise) required to be disclosed in the Financial Statements under GAAP that are not disclosed in the Financial Statements, except for debts, obligations, or liabilities arising in the ordinary course of business since September 30, 2007 (the "Statement Date"). The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

3.7. Agreements; Action.

(a) There are no oral or written agreements, understandings, instruments, contracts, proposed transactions (for which term sheets have been issued), judgments, orders, writs or decrees to which the Company is a party or by which it is bound which may relate to (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements (including subscription arrangements) entered into in the ordinary course of business), (ii) provisions materially adversely affecting or restricting the development, presentation or delivery of the Company’s products or services, including all agreements relating to the receipt or provision of substantive content or other information by the Company, or (iii) indemnification by the Company with respect to infringements of proprietary rights.

(b) Since the Statement Date, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to accounts payable and other obligations incurred in the ordinary course of business) individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses and similar reimbursable business expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights having a fair market value in excess of $25,000.

(c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities that, to the Company’s Knowledge are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

3.8. Obligations to Related Parties. There are written agreements, understandings or proposed transactions between the Company, on the one hand, and the Company’s officers and directors, Steven B. Rash and Ira L. Goldknopf, for pledging their respective shares directly attributable to ongoing corporate finance activities. The total owed to Messrs Rash and Goldknopf is $1,899,816 or approximately 16,000,000 shares. Mr. Rash intends to convert his debt, approximately one half of the $1.9 million, into 9,914,500 of these shares by June 30, 2008. Mr. Goldknopf has the option through 2008 to decide upon conversion or repayment. Other customary arrangements include reimbursement for reasonable expenses incurred on behalf of the Company; and for other standard employee benefits made generally available to all Employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or stockholders of the Company or any members of their immediate families are indebted to the Company or, to the Company’s Knowledge, have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company. To the Company’s Knowledge, no officer or director or any stockholder of the Company or any member of their respective immediate families, has, directly or indirectly, an interest in any contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company). To the Company’s Knowledge, there is no familial or other significant business relationship that exists between or among any Employee of the Company and any customer, supplier, vendor or contractor of the Company. For purposes of this Agreement, “Employee” shall mean any person employed by the Company, whether directly or indirectly, by lease or co-employment arrangement with a third-party or otherwise.

3.9. Changes. Since the September 30, 2007 (the “Statement Date”), there has not been:

(a) Any change in the assets, liabilities, financial condition, operations or, to the Knowledge of the Company, any prospects of the Company, which individually or in the aggregate has had or is reasonably likely to have a material adverse effect on the assets, liabilities, financial condition, operations or prospects of the Company;

(b) The Company has not received notification of any impending resignation of employment from any such officer;

(c) Any material change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d) Any damage, destruction or loss adversely affecting the properties, Business or financial condition of the Company, or to the Company’s Knowledge, its prospects, whether or not covered by insurance, with a fair market value of at least $25,000, in each instance, or more than $50,000 in the aggregate;

(e) Any waiver by the Company of a valuable right or of a debt in excess of $25,000 owed to it;

(f) Any change in any compensation arrangement or agreement with any Employee, officer, director or stockholder of the Company that would increase the cost of any such agreement or arrangement to the Company by more than $10,000 in each instance;

(g) To the Company’s Knowledge, any labor organization activity of the Employees of the company,

(h) Any change in any agreement to which the Company is a party or by which it is bound that materially adversely affects the business, assets, liabilities, financial condition or operations of the Company or, to the Company’s Knowledge, its prospects; or

(i) Any other event or condition of any character that, either individually or cumulatively, has materially and adversely affected the business, assets, liabilities, financial condition or operations of the Company or, to the Company’s Knowledge, its prospects.

3.10. Title to Properties and Assets; Liens, etc. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not detract from the value of the property subject thereto or impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are fit and usable for the purposes for which they are being used. The Company is in material compliance with all terms of each lease to which it is a party or is otherwise bound.

3.11. Intellectual Property.

(a) The Company owns or possesses sufficient legal rights to use all patents, applications for patents, trademarks, trademark registrations, applications for trademark registrations, service marks, trade names, copyrights, trade secrets, computer software and applications, product related artwork and know-how (including any registrations and applications for registration thereof), licenses, information and other proprietary rights and processes (collectively, “Intellectual Property”), necessary for the Business, and Company’s use of the Company Intellectual Property has not and, to the Company’s Knowledge, will not constitute any infringement of the rights of any other person or entity. All registrations and applications for registration of Company Intellectual Property and applications in process for Company Intellectual Property are identified and constitute all of the Intellectual Property used in connection with the Business. There is a licensing agreement with Biosite, where as Biosite has paid and licensed four (4) of the Company’s proprietary proteomic biomarkers. The Company is also in discussion with Neogenomics concerning a possible extension to an agreement that expired November 16, 2007 and there can be no assurance that Power3 will agree to an extension of the agreement. The agreement would provide for Neogenomics, Inc. to have the right to purchase 20% of the Company for $0.20 per share or $20,000,000.00 USD on a fully-diluted basis, whichever is less, and up to another 40% of the Company (a total of 60%) to purchase from November 16, 2007 through May 16, 2008 for $0.40 per share or $40,000,000.00 USD on a fully-diluted basis, whichever is less, or between May 17, 2008 and November 15, 2008 for $0.50 per share or $50,000,000.00 USD on a fully-diluted basis, whichever is less, to license on a non-exclusive basis select proteomic biomarkers from the Company. Both the Company and Neogenomics, Inc. will subsequently establish a joint-ventured (JV) Contract Research Organization (CRO) upon option execution of Neogenomics, Inc. to purchase 20% of the Company. The JV will license the technology. The Company will own up to 40% of the joint ventured CRO. The Company continues to explore further licensing opportunities with both diagnostic and therapeutic companies to generate revenues from their intellectual property. The Company has not received any communications alleging that it has violated or, by conducting its Business, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

(b) To the Company’s Knowledge, it is not necessary to the Business to utilize any inventions, trade secrets or proprietary information of any of its Employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

(c) Since the Statement Date, there has not been any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company.

3.12. Compliance with Other Instruments. The Company is not in violation or default of any term of the Certificate or its Bylaws (in each case, as amended to date), or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or any statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof applicable to the Company which individually or in the aggregate is reasonably likely to materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company, other than approximately $423,000 USD of convertible debentures which is disclosed in the Company’s most recent 10-QSB filing.

3.13. Litigation. There is no action, suit or proceeding pending or, to the Company’s Knowledge, any threatened action, suit or proceeding against the Company or any investigation of the Company nor is the Company aware that there is any basis for any of the foregoing that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations. There is however on going litigation that is defined and contained within the Company’s most recent 10- QSB dated September 30, 2007. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

3.14. Tax Returns and Payments. (a) the Company has timely filed or caused to be filed all tax returns (federal, state and local) required to be filed by it (“Tax Returns”) and (b) all taxes shown to be due and payable on such Tax Returns, and any written assessments imposed on the Company in respect of any taxable period ending on or before the Closing have been paid or will be paid prior to the time they become delinquent or are being contested in good faith. The Company has not been advised in writing and has no Knowledge of any deficiency, assessment or proposed adjustment to its federal, state or local taxes.

3.15. Real Property Holding Corporation. The Company is not, and has never been, a “United States real property holding corporation” as that term is defined in Section 897 of the Internal Revenue Code of 1986, as amended (the “Code”).

3.16. Employees.

(a) (i) the Company has no, and never has had any, collective bargaining agreements with any of its employees; (ii) there is no labor union organizing activity pending or, to the Company’s Knowledge, threatened with respect to the Company; (iii) no employee has or is subject to any agreement or contract (including, without limitation, licenses, covenants or commitments of any nature) regarding his employment; (iv) to the Company’s Knowledge, none of its Employees is subject to any judgment, decree or order of any court or governmental agency, that would interfere with his or her duties to the Company or that would conflict with the Business as currently conducted; (v) to the Company’s Knowledge, no employee, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; (vi) to the Company’s Knowledge, the continued employment by the Company of its present employees, and the performance of the Company’s contracts with any independent contractors, will not result in any violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company, and the Company has not received any written notice alleging that such violation has occurred; and (vii) the Company does not have any present intention to terminate the employment of any officer or key employee.

(b) The Company has not received written notice and has no Knowledge of any outstanding or threatened claims against the Company or any affiliate (whether under federal or state law, under any employment agreement, or otherwise) asserted by any present or former Employee of the Company that, individually or in the aggregate, if determined adversely to the Company, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company to perform its obligations. To the Company’s Knowledge it is not in material violation of any law, ordinance or governmental rule or regulation concerning immigration or the employment of persons other than U.S. citizens.

3.17. Designation of Intellectual Property Rights. Each current employee, officer and director of the Company have executed a proprietary information and inventions agreement (the
“Designation of Intellectual Property Rights”). No current employee, officer and director of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or director’s Proprietary Information and Inventions Agreement.

3.18. Obligations of Management. Each officer of the Company is a full-time employee of the Company and is currently devoting one hundred percent (100%) of his or her business time to the conduct of the business of the Company. The Company has not received notice that any officer or key employee of the Company is planning to work less than full time at the Company in the future.

3.19. Real Property. The Company has no interest in any real estate, except that the Company leases the property at its office in The Woodlands, TX (the “Leased Real Property”). The Leased Real Property is adequate for the operations of the Business as currently conducted and as contemplated to be conducted as of the Closing. The Company has paid all amounts due and has not received written notice and has no Knowledge that it is in default under the Real Property Lease and there exists no condition or event, which, with the passage of time, giving of notice or both, could reasonably be expected to give rise to a default under or breach of the Real Property Lease.

3.20. Offering Valid. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Securities pursuant to this Agreement will be exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. As to the states where the purchasers reside, the Company will file all applicable blue sky forms and subsequently file FORM D with the states and the SEC.

3.21. Full Disclosure. The representations, warranties and other statements contained in this Agreement, the Schedules and Exhibits hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

3.22. Insurance, The Company’s insurance policies and binders are valid and in full force and effect. The Company is not in default with respect to any provision contained in any such policy or binder and has not failed to give any notice or present any claim of which it has notice under any such policy or binder in a timely fashion. Except in the ordinary course of business, the Company has not received or given a notice of cancellation or non renewal with respect to any such policy or binder. None of the applications for such policies or binders contain any material inaccuracy, and all premiums for such policies and binders have been paid when due. The Company has no Knowledge of any state of facts or the occurrence of any event that is reasonably likely to form the basis for any claim against it not fully covered by its policies

3.23. Investment Company Act. The Company is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

3.24. Foreign Payments; Undisclosed Contract Terms.

(a) The Company has not, with respect to the Business, made any offer, payment, promise to pay or authorization for the payment of money or an offer, gift, promise to give, or authorization for the giving of anything of value to any person in violation of the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations promulgated thereunder.

(b) There are no understandings, arrangements, agreements, provisions, conditions or terms relating to, and there have been no payments made to any person or entity in connection with any agreement, contract, commitment, lease or other contractual undertaking of the Company which are not expressly set forth in such contractual undertaking.

3.25. No Broker. The Company has not employed any broker or finder, or incurred any liability for any brokerage or finders fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each Purchaser hereby severally, and not jointly, represents and warrants to the Company as follows:

4.1. Requisite Power and Authority. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. All actions on such Purchaser’s part required for the lawful execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and thereby and the performance of all obligations of such Purchaser hereunder and thereunder, have been or will be effectively taken prior to the Closing. Upon its execution and delivery, this Agreement will be valid and binding obligations of such Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of this Agreement may be limited by applicable laws.

4.2. Investment Representations. Such Purchaser understands that the Securities have not been registered under the Securities Act, under any state securities laws or under securities laws of any other jurisdiction. Such Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser’s representations contained in this Agreement. Such Purchaser hereby represents and warrants as follows:

(a) Purchasers Bear Economic Risk. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser is capable of bearing the economic risk of this investment indefinitely and is able to bear a complete loss of its investment in the Company. Such Purchaser also represents it has not been organized for the purpose of acquiring the Securities.

(b) Acquisition for Own Account. Such Purchaser is acquiring the Securities for its own account, not as nominee or agent, for investment only, and not with a view towards their resale or distribution or any part thereof, and such Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(c) Purchasers Can Protect Its Interest. Such Purchaser represents that by reason of its, or of its management’s, business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the

(d) Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act. and within the meaning of National Instrument 45-106 Prospectus and Registration Exemptions and has executed and delivered to the Company the Accredited Investor Form attached herewith as Exhibit B.

(e) Rule 144. Such Purchaser acknowledges and agrees that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale

4.2. Investment Representations. Such Purchaser understands that the Securities have not been registered under the Securities Act, under any state securities laws or under securities laws of any other jurisdiction. Such Purchaser also understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser’s representations contained in this Agreement. Such Purchaser hereby represents and warrants as follows:

(a) Purchasers Bear Economic Risk. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser is capable of bearing the economic risk of this investment indefinitely and is able to bear a complete loss of its investment in the Company. Such Purchaser also represents it has not been organized for the purpose of acquiring the Securities.

(b) Acquisition for Own Account. Such Purchaser is acquiring the Securities for its own account, not as nominee or agent, for investment only, and not with a view towards their resale or distribution or any part thereof, and such Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, such Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

(c) Purchasers Can Protect Its Interest. Such Purchaser represents that by reason of its, or of its management’s, business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(d) Accredited Investor. Such Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act. and within the meaning of National Instrument 45-106 Prospectus and Registration Exemptions and has executed and delivered to the Company the Accredited Investor Form attached herewith as Exhibit B.

(e) Rule 144. Such Purchaser acknowledges and agrees that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act as in effect from time to time, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(f) Residence. The office or offices of such Purchaser in which its investment decision was made is located at the address or addresses of such Purchaser set forth on Exhibit A.

(g) Discussions with the Company. Such Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. Such Purchaser has had an opportunity to ask questions of and receive answers from, officers of the Company. Purchaser received from the Company all information requested by such Purchaser in connection with this Agreement, and the transactions contemplated hereby.

(h) Money Laundering. The funds which will be advanced by the Purchaser to the Agent hereunder and the Purchaser acknowledges that the Company may in the future be required by law to disclose the Purchaser's name and other information relating to this Subscription Agreement and the Purchaser's subscription hereunder, on a confidential basis. To the best of its knowledge (a) none of the subscription funds to be provided by the Purchaser (i) have been or will be derived from or related to any activity that is deemed criminal under the laws of the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Purchaser, and (b) the Purchaser shall promptly notify the Company if the Purchaser discovers that any of such representations ceases to be true, and to provide the Company with appropriate information in connection therewith.

4.3. Transfer Restrictions. Such Purchaser acknowledges and agrees that the Securities are subject to restrictions on transfer as set forth in state and federal securities laws and that appropriate legends will be place on certificates representing such shares.

4.4. Litigation. There is no action, suit, proceeding or investigation pending, or to each Purchaser’s knowledge, currently threatened against such Purchaser which, if adversely determined, would, individually or in the aggregate, have a material adverse effect on the ability of such Purchaser to perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby.

4.5. No Broker. No Purchaser has employed any broker or finder, or incurred any liability for any brokerage or finders fees or any similar fees or commissions in connection with the transactions contemplated by this Agreement.

4.6. No Conflict. The execution, delivery and performance of, and the consummation of the transactions contemplated by this Agreement have not resulted in any violation of, or default under, or conflict with, or constitute, with or without the passage of time, the giving of notice or both, any violation of, or default under (i) any term or provision of (A) the Purchaser’s organizational documents or (B) any judgment, order, writ, injunction or decree of any court, government agency or instrumentality of any arbitrator, in each case, to which the Purchaser is a party or by which it or its properties or assets are bound or (ii) any statute, rule or regulation applicable to the Purchaser in the context of the types of transactions contemplated by this Agreement.

4.7. Consents and Approvals. No consent, approval, waiver or authorization of, or designation, declaration or filing with, any court, governmental authority or instrumentality or arbitrator or any other person or entity is required in connection with the valid execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement by or on behalf of the Purchasers, including without limitation, the purchase of the Shares, except such consents as have been obtained and such filings as have been made prior to the Closing and any notices of sale required to be filed with the Securities and Exchange Commission under the Securities Act or such post-closing filings as may be required under applicable state securities laws.

5. CONDITIONS TO CLOSING

5.1. Conditions to Purchasers’ Obligations at the Closings. The obligation of the Purchasers to consummate the transactions contemplated herein to be consummated on the Closing Date is subject to the satisfaction, on or prior to the Closing Date of the conditions set forth below and applicable thereto, any of which may be waived in writing by that Purchaser:

(a) Representations and Warranties; Performance of Obligations. Each of the representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date. The Company shall have performed and complied with the covenants and provisions of this Agreement required to be performed or complied with by it at or prior to the Closing Date. The Purchasers shall have received certificates of the Company dated as of the Closing Date signed by an officer of the Company, certifying as to the fulfillment of the conditions set forth in this Section 5.1 and the truth and accuracy of the representations and warranties as of the Closing Date.

(b) Issuance in Compliance with Laws. On the Closing Date, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which any of the Purchasers and the Company are subject.

(c) Filings, Consents, Permits, and Waivers. The Company and the Purchasers shall have made all filings and obtained any and all, permits and waivers necessary for consummation of the transactions contemplated by the Agreement

(d) Reservation of Certain Shares. The Shares shall have been duly authorized and reserved for issuance.

(e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closings and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and its counsel, and the Purchasers and their counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(f) Proceedings and Litigation. No action, suit or proceeding shall have been commenced by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of Shares or the other transactions contemplated by this Agreement.

(g) Due Diligence. The Purchasers shall have completed, to their satisfaction, a due diligence investigation of the Company and its properties and assets.

(h) No Material Adverse Change. There shall have been no material adverse change to the business, financial condition or prospects of the Company.

(i) Payment of Purchase Price. Each Purchaser shall have delivered to the Company the portion of the Purchase Price allocated to such Purchaser’s Shares, in the amount set forth opposite such Purchaser’s name on Exhibit A.

(j) Delivery of Documents at the Closing. The Company shall have executed and delivered to the Purchasers the following documents, to be held in escrow pending the Closing, on or prior to the Closing Date:

(i) Certificates. Certificates representing the Securities to be purchased and sold on the Closing Date bearing the legends required to be placed on such certificates;

(ii) Secretary’s Certificate. (A) Copies of resolutions by the Board of Directors authorizing and approving this Agreement, the issuance and delivery of the Shares and copies of resolutions by the stockholders of the Company authorizing and approving the transactions contemplated by this Agreement; and (B) certifying as to the incumbency of the officers executing this Agreement and any other documents contemplated by this Agreement; and

5.2. Conditions to Company’s Obligations at the Closing. The obligations of the Company to consummate the transactions contemplated herein to be consummated on the Closing Date is subject to the satisfaction, on or prior to the Closing Date of the conditions set forth below and expressly applicable thereto, any of which may be waived in writing by the Company:

(a) Representations and Warranties; Performance of Obligations. Each of the representations and warranties contained herein shall be true and correct on and as of the Closing Date. The Company shall have performed and complied with the covenants and provisions of this Agreement required to be performed or complied with by them at or prior to the Closing Date.

(b) Issuance in Compliance with Laws. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which the Purchasers and the Company are subject.

(c) Filings, Consents, Permits, and Waivers. The Company and the Purchasers shall have made all filings and obtained any and all consents, permits and waivers necessary for consummation of the transactions contemplated by this Agreement.

(d) Proceedings and Litigation. No action, suit or proceeding shall have been commenced by any governmental authority against any party hereto seeking to restrain or delay the purchase and sale of Shares or the other transactions contemplated by this Agreement.

6. COVENANTS OF THE PARTIES.

6.1. Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, the parties shall use their good faith commercially reasonable efforts to take, or cause to be taken, without any party being obligated to incur any material internal costs or make any payment or payments to any third party or parties which, individually or in the aggregate, are material and are not otherwise legally required to be made, all actions, and to do or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Closing and the other transactions contemplated hereunder, including (a) obtaining all required consents, (b) defending any litigation or claims challenging this Agreement or the consummation of any of the transactions contemplated hereunder, including, if the circumstances warrant, seeking to have any stay or temporary restraining court order vacated or reversed, and (c) the execution and delivery of any additional documents, agreements and instruments (in form and substance reasonably satisfactory to the parties) necessary to consummate the transactions contemplated hereunder and to fully carry out the purposes of this Agreement.

6.2. Post-Closing Filings. In connection with the Closing, the Company and the Purchasers, if applicable, agree to file all required forms or filings under applicable securities laws within the time required by such laws.

6.3. Acknowledgement of Disclosure. Purchaser acknowledges that it has been made available for his review all public filings with the SEC and any other documentation and materials that he has reasonably requested. Purchaser has reviewed the attached SEC Form 10-KSB, dated 12/31/06 and SEC Form 10-QSB, dated 9/30/07.

7. MISCELLANEOUS.

7.1. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Texas without regard to the conflicts of laws principles of any jurisdiction. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of Texas and the parties hereby submits to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each of the parties hereto hereby irrevocably waives any right which it may have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority and agreed not to claim or plead the same. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

7.2. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time. This Agreement may not be assigned without the prior written consent of the other parties hereto, except that each Purchaser may assign its rights and obligations hereunder to any affiliate or affiliates without such prior written consent.

7.3. Entire Agreement. This Agreement, the Exhibits and Schedules hereto, constitute the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and thereof and no party hereto shall be liable or bound to any other party hereto in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.4. Severability. If any provision of the Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

7.5. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on any Purchaser’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, Bylaws, or otherwise afforded to any party, shall be cumulative and not alternative.

7.6. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to the Purchasers at the address set forth on Exhibit A attached hereto or at such other address as the Company or the Purchasers may designate by ten (10) days advance written notice to the other parties hereto.

7.7. Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.8. Counterparts Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts (including execution by facsimile), each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s) which shall be binding on the party delivering same, to be followed by delivery of originally executed signature pages.

7.9. Acknowledgment. Any investigation or other examination that may have been made at any time by or on behalf of a party to whom representations and warranties are made in this Agreement shall not limit, diminish, supersede, act as a waiver of, or in any other way affect the representations, warranties and indemnities contained in this Agreement, and the respective parties may rely on the representations, warranties and indemnities made to them in this Agreement irrespective of and notwithstanding any information obtained by them in the course of any investigation, examination or otherwise, whether before or after the Closings.

7.10. Publicity. Except as otherwise required by law or applicable stock exchange rules, no announcement or other disclosure, public or otherwise, concerning the transactions contemplated by this Agreement shall be made, either directly or indirectly, by any party hereto which mentions another party (or parties) hereto without the prior written consent of such other party (or parties), which consent shall not be unreasonably withheld, delayed or conditioned.

7.11. Exculpation by Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company.

7.12. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

7.13. Pronouns. All pronouns contained herein, and any variations thereof shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

IN WITNESS WHEREOF, the parties hereto have executed this Share Purchase

Agreement as of the date set forth in the first paragraph hereof.

COMPANY:		PURCHASERS:

POWER3 MEDICAL Products, INC.	By:

By:______________________________________		By: _________________________________

Name: Steven B. Rash Title: Chairman and CEO 3400 Research Forest Dr. Woodlands, Tx 77381 281-466-1600		Name: Title: Address Attn: Tel: Fax: Email:

with a copy to:

SHARE PURCHASE AGREEMENT EXHIBIT A

SCHEDULE OF PURCHASERS

	Column A	Column B
Name of Purchaser	Number of Shares to be Purchased	Total Purchase Price Amount

TOTAL

[Signature Page to Stock Purchase Agreement]

ACCREDITED INVESTOR QUESTIONNAIRE
EXHIBIT B

Dear Purchaser/Investor:

The information contained in this questionnaire is being furnished to Power3 Medical Products, Inc. (the “Company”) in order that the Company may determine whether offers for the purchase and sale of the Company’s securities (the “Securities”) may be made to you, as an investor, in light of the requirements of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”) and certain exemptions contained in state securities laws. You understand that the information is needed for the Company to determine whether it has reasonable grounds to believe that you are an “accredited investor” as that term is defined in Regulation D and that you have such knowledge and experience in financial, investment and business matters that you are capable of evaluating the merits and risks of the investment in the Securities. You understand that (a) the Company will rely on the information contained herein for purposes of such determination, (b) the Securities may not be registered under the Act, (c) the Securities will not be registered under the securities laws of any state, and (d) this questionnaire is not an offer to purchase the Securities or any other securities in any case where such offer would not be legally permitted.

Information contained in this questionnaire will be kept confidential by the Company and its agents, employees or representatives. You understand, however, that the Company may have the need to present it to such parties as it deems advisable in order to establish the applicability under any federal or state securities laws of an exemption from registration.

In accordance with the foregoing, the following representations and information are hereby made and furnished by the investor:

Please answer all questions. If the answer is “none” or “not applicable,” please so state.

INFORMATION REQUIRED OF EACH INVESTOR:

1.	A. If Investor is an Individual:

Name: _________________________________________________ Age: ____________
Social Security Number: ________________________No. of Dependents: ____________
Marital Status: ______________________________________Citizenship: ____________

B.	If Investor is an entity:

Name: ______________________________________________
EIN: _______________________________________________
[Signature Page to Stock Purchase Agreement]

2.	A. If Investor is an Individual:

Home Address and telephone number:________________________________________
_______________________________________________________________________

Business Address and telephone number:_______________________________________
_______________________________________________________________________

B.	If Investor is an entity:

Corporate Address and telephone number:______________________________________
________________________________________________________________________

3.	A. If Investor is an Individual:
State in which the investor:
is licensed to drive.
is registered to vote_______________________________________________

B.	If Investor is an entity:

State in which the investor:
files income tax returns.
has principal place of business.

4.	Employer and position:

5.	Business or professional education and the degrees received are as follows:

School	Degree	Year Received

6.	6. If Investor is an entity:

Provide the total assets of the entity as of a recent date:
Assets: $________________________.
Date: ___________________________.

7.	If Investor is an Individual:

(a)	Individual income during 2006:	$________________
(exclusive of spouse’s income)

(b)	Individual income during 2007:	$________________
(exclusive of spouse’s income)

(c)	Estimated income during 2008:	$________________
(exclusive of spouse’s income)

(d)	Joint income, with spouse 2006	$________________
	2007	$________________
(e)	Estimated joint income, with
	spouse, during 2008	$________________

8.	Estimated net worth
(may include joint net worth with spouse)	$________________

9.	Is the investor involved in any litigation, which, if an adverse decision occurred, would materially affect the investor’s financial condition?
Yes ____ No ____
If yes, please provide details:

10.	The investor is an experienced and sophisticated investor or is advised by a qualified investment advisor, all as required under the securities laws and regulations.
Yes ____ No __

11.	The investor understands the full nature and risk of an investment in the Securities and can afford the complete loss of the entire investment in the Securities.
Yes ____ No ____

12.	The investor is able to bear the economic risk of an investment in the Securities for an indefinite period of time and understands that an investment in the Securities may be illiquid. Yes ____ No __

13.
Does the investor have any other investments or contingent liabilities that the investor reasonably anticipates could cause the need for sudden cash requirements in excess of cash readily available to the investor?
Yes ____ No ____

If yes, please explain:
________________________________________________________________

14.	Please describe the investor’s experience as an investor (including amounts invested) in securities, particularly investments in non-marketable and tax incentive securities.

                                                                                                                                                   &# 160;
15.	Has the investor participated in other private placements of securities?
Yes ____ No ____
If yes, please provide details:

16.	In evaluating the merits and risks of this investment, does the investor intend to rely upon the advice of the investor’s attorney, accountant, or other advisor?
Yes ____ No ____

17.	If the investor is an entity, was it formed for the specific purpose of acquiring the securities offered? Yes ____ No ____
Please indicate the date of incorporation/organization ____

The investor understands that Company will be relying on the accuracy and completeness of the investor’s responses to the foregoing questions and the investor represents and warrants to the Company as follows:

(i)
The answers to the above questions are complete and correct and may be relied upon by the Company whether or not the offering in which the investor proposes to participate is exempt from registration under the Act and the securities laws of certain states;

(ii)	The investor will notify the Company immediately of any material change in any statement made herein occurring prior to the closing of any purchase by the investor of the Securities; and
(iii)
The investor or its management, in case of an entity, has sufficient knowledge and experience in financial, investment and business matters to evaluate the merits and risks of the prospective investment; the investor is able to bear the economic risk of the investment in the Securities and currently could afford a complete loss of such investment.

[Signature Page to Stock Purchase Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Questionnaire this ______ day of _______________, 2008, and declares under oath that it is truthful and correct to the best of the undersigned’s knowledge.

Signature of the Investor or Authorized Signatory of Investor:____________________________

Name of Investor: ____________________________________________________

Name of Authorized Signatory: _________________________________________

Title of Authorized Signatory: __________________________________________

SCHEDULE TO
SHARE PURCHASE AGREEMENT

The Company has issued Share Purchase Agreements to the following Investors. The terms of the Share Purchase Agreement issued by the Company to each of the following holders are identical except for

Date Agreement Signed	Investor Name	Investor Address	Shares Purchased

2/7/2008	Mitchel, Clint	4335 Van Nuys Blvd #353, Sherman Oaks, CA 91403	200,000

2/15/2008	Horton, Jason	8146 Hendrie Blvd, Huntington Woods, MI 48070	50,000

2/5/2008	Richard J. Kraniak	101 West Long Lake Road, Bloomfield Hills, MI 48304	1,000,000

2/13/2008	Banker, Douglas	6508 Crane Road, Ypsilanti, MI 48197	100,000

2/12/2008	Prager, Evarard	P.O. Box 773 Montauk, NY 11954	100,000

2/29/2008	Hughes, Mike	2604 International Orange, TX 77632	24,000